Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                                       FOR
                                  TICKET CORP.

                         COMMON STOCK ($.0033 PER SHARE)

Persons interested in purchasing common stock of Ticket Corp. must complete and return this Subscription Agreement along with their check or money order payable to: Ticket Corp. ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

     SECURITIES OFFERED - The Company is offering a total of 15,000,000 shares of its common stock (par value $.001 per share) at a price of $.0033 per share. There is no minimum subscription amount.

     SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES = ___________________

Multiply by Price of Shares x $.0033 per Share

Aggregate Subscription Price = $_____________

Check or money order shall be made payable to Ticket Corp.

In connection with this investment in the Company, I represent and warrant as follows:

     a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2013.

     b) I am a bona fide resident of the state of _______________ or ______ a non-US resident.

     c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):


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As (check one)

__Individual               __Tenants in Common            __Existing Partnership
__Joint Tenants            __Corporation                  __Trust
__IRA                      __Minor with adult custodian under
                             the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):



--------------------------------                --------------------------------
Signature of Subscriber                         Signature of Co-Subscriber

--------------------------------                --------------------------------
Name of Subscriber (Printed)                    Name of Co-Subscriber (Printed)

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Telephone                                       Telephone of Co-Subscriber

--------------------------------                --------------------------------
Subscriber Tax I.D. or                          Co-Subscriber Tax I.D. or
Social Security Number                          Social Security Number

ACCEPTED BY:  Ticket Corp., a Nevada Corporation



By: _____________________________               Date: _________________________
    Officer